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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports on the financial statements of the following businesses included in or made a part of this current report on Form 8-K/A: our report dated June 30, 1999 on the consolidated financial statements of Synagro Technologies, Inc.; our report dated June 30, 1999 on the combined financial statements of Anti-Pollution Associates, Inc. and D&D Pumping, Inc. and to the incorporation by reference of said reports into Synagro Technologies, Inc.'s previously filed Registration Statement File No. 333-18029 on Form S-8 and Registration File No. 333-20825 on Form S-3.







Arthur Andersen LLP

Houston, Texas

_____________, 1999